Exhibit 99.1

Cross Country Healthcare Announces Updated Fourth Quarter & Full Year 2013 Financial Results

BOCA RATON, Fla.--(BUSINESS WIRE)--March 17, 2014--Cross Country Healthcare, Inc. (NASDAQ:CCRN) filed its Form 10-K today reflecting an accounting adjustment to its unaudited fourth quarter and full year 2013 financial results previously reported on March 5, 2014. The adjustment reflects an increase of $17.4 million in the non-cash valuation allowance on deferred tax assets. When calculating the non-cash valuation allowance on deferred tax assets, deferred tax liabilities related to indefinite-lived intangible assets (such as goodwill) were incorrectly netted against the deferred tax assets. There is no change to Adjusted EBITDA, Adjusted (Loss) Income from Continuing Operations, Adjusted Net Income or net cash flow from operating activities, or the amount of cash taxes the Company will pay related to its operations.

This $17.4 million adjustment increased the net loss for the three months ended December 31, 2013 from $35.2 million to $52.6 million. For the year ended December 31, 2013, net loss increased from $34.6 million to $52.0 million. Updated financial tables showing the impact of the adjustment are attached.

In light of this accounting adjustment, management has concluded that a material weakness existed in the controls related to the Company’s oversight and review of non-cash, non-routine estimates and that, as a result, internal control over financial reporting and disclosure controls and procedures were not effective. Management is undertaking steps to remediate the material weakness, including the development of enhanced procedures and processes. Management believes in the future these additional control procedures will, when fully implemented, remediate this material weakness.

NON-GAAP FINANCIAL MEASURES

This press release and accompanying financial statement tables reference non-GAAP financial measures. Such non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with U.S. GAAP. Such non-GAAP financial measures are provided for consistency and comparability to prior year results; furthermore, management believes they are useful to investors when evaluating the Company's performance as it excludes certain items that management believes are not indicative of the Company's operating performance. Such non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure and a more detailed discussion of each financial measure; as such, the financial statement tables should be read in conjunction with the presentation of these non-GAAP financial measures.

ABOUT CROSS COUNTRY HEALTHCARE

Cross Country Healthcare, Inc. is a leader in healthcare staffing with a primary focus on providing nurse, allied and physician (locum tenens) staffing services and workforce solutions to the healthcare market. The Company believes it is one of the top two providers of nurse and allied staffing services, one of the top four providers of temporary physician staffing services, and one of the top four providers of retained physician and healthcare executive search services. The Company also is a leading provider of education and training programs specifically for the healthcare marketplace. On a company-wide basis, Cross Country Healthcare has approximately 3,000 active contracts with hospitals and healthcare facilities, and other healthcare organizations to provide our staffing services and workforce solutions. Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com. Shareholders and prospective investors can also register to automatically receive the Company's press releases, SEC filings and other notices by e-mail.

In addition to historical information, this press release contains statements relating to our future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. Forward-looking statements consist of statements that are predictive in nature, depend upon or refer to future events. Words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", "suggests", "appears", "seeks", "will" and variations of such words and similar expressions intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, without limitation, the following: our ability to attract and retain qualified nurses, physicians and other healthcare personnel, costs and availability of short-term housing for our travel nurses and physicians, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients' ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, our ability to successfully defend the Company, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any, and other factors set forth in Item 1A. "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, and our other Securities and Exchange Commission filings made prior to the date hereof.

Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) our strategy, which is based in part on this analysis, will be successful. The Company undertakes no obligation to update or revise forward-looking statements. All references to "we," us,”" "our," or "Cross Country" in this press release mean Cross Country Healthcare, Inc., its subsidiaries and affiliates.

Cross Country Healthcare, Inc
Consolidated Statements of Operations
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended						Year Ended
	December 31,		December 31,		September 30,		December 31,	December 31,
	2013 (a)		2012		2013		2013 (a)	2012

Revenue from services	$109,179		$111,731		$108,048		$438,311	$442,635
Operating expenses:
Direct operating expenses	80,617		83,787		79,864		324,851	331,050
Selling, general and administrative expenses	26,945		27,055		25,504		106,117	109,417
Bad debt expense	309		195		215		1,078	786
Depreciation	934		1,107		890		3,886	4,905
Amortization	610		566		552		2,294	2,263
Acquisition costs (a)	473		—		—		473	—
Restructuring costs (b)	—		—		109		484	—
Legal settlement charge (c)	—		—		—		750	—
Impairment charges (d)	6,400		—		—		6,400	18,732
Total operating expenses	116,288		112,710		107,134		446,333	467,153
(Loss) income from operations	(7,109)		(979)		914		(8,022)	(24,518)
Other expenses (income):
Foreign exchange loss (gain)	22		(65)		(53)		(132)	(62)
Interest expense	215		433		190		849	2,341
Loss on early extinguishment and modification of debt (e)	—		—		—		1,419	82
Other (income) expense, net	(36)		(23)		(32)		(119)	16
(Loss) income from continuing operations before income taxes	(7,310)		(1,324)		809		(10,039)	(26,895)
Income tax expense (benefit)	45,612		1,661		(644)		44,211	(6,150)
(Loss) income from continuing operations	(52,922)		(2,985)		1,453		(54,250)	(20,745)
Income (loss) from discontinued operations, net of income taxes (f)	338		(6,548)		(539)		2,281	(21,476)
Net (loss) income	$(52,584)		$(9,533)		$914		$(51,969)	$(42,221)

Net (loss) income per common share, basic:
Continuing operations	$(1.70)		$(0.10)		$0.05		$(1.75)	$(0.67)
Discontinued operations	0.01		(0.21)		(0.02)		0.07	(0.70)
Net (loss) income	$(1.69)		$(0.31)		$0.03		$(1.68)	$(1.37)

Net (loss) income per common share, diluted:
Continuing operations	$(1.70)		$(0.10)		$0.05		$(1.75)	$(0.67)
Discontinued operations	0.01		(0.21)		(0.02)		0.07	(0.70)
Net (loss) income	$(1.69)		$(0.31)		$0.03		$(1.68)	$(1.37)

Weighted average common shares outstanding:
Basic	31,085		30,902		31,085		31,009	30,843
Diluted	31,085		30,902		31,161		31,009	30,843

Cross Country Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited, amounts in thousands)

	Three Months Ended						Year Ended
	December 31,		December 31,		September 30,		December 31,	December 31,
	2013 (a)		2012		2013		2013 (a)	2012

Adjusted EBITDA:
(Loss) income from operations	$(7,109)		$(979)		$914		$(8,022)	$(24,518)
Depreciation	934		1,107		890		3,886	4,905
Amortization	610		566		552		2,294	2,263
Acquisition costs (a)	473		—		—		473	—
Restructuring costs (b)	—		—		109		484	—
Legal settlement charge (c)	—		—		—		750	—
Impairment charges (d)	6,400		—		—		6,400	18,732
Equity compensation	465		615		451		2,100	2,595
Adjusted EBITDA (g)	$1,773		$1,309		$2,916		$8,365	$3,977

Adjusted (Loss) Income from Continuing Operations and Adjusted Net Income (Loss):
(Loss) income from continuing operations	$(52,922)		$(2,985)		$1,453		$(54,250)	$(20,745)
Acquisition costs, net of tax	286		—		—		286	—
Restructuring costs, net of tax	—		—		68		310	—
Legal settlement charge, net of tax	—		—		—		484	—
Loss on early extinguishment and modification of debt, net of tax	—		—		—		890	51
Impairment charges, net of tax	3,898		—		—		3,898	12,022
Valuation allowance on deferred tax assets	48,556		—		—		48,556	—
Adjusted (loss) income from continuing operations (h)	(182)		(2,985)		1,521		174	(8,672)
Income (loss) from discontinued operations, net of income taxes (f)	338		(6,548)		(539)		2,281	(21,476)
Adjusted net income (loss) (i)	$156		$(9,533)		$982		$2,455	$(30,148)

Adjusted (Loss) Income from Continuing Operations per Diluted Share and Adjusted Net Income (loss) per Diluted Share:
(Loss) income from continuing operations per diluted share	$(1.70)		$(0.10)		$0.05		$(1.75)	$(0.67)
Acquisition costs, net of tax	0.01		—		—		0.01	—
Restructuring costs, net of tax	—		—		0.00		0.01	—
Legal settlement charge, net of tax	—		—		—		0.01	—
Loss on early extinguishment and modification of debt, net of tax	—		—		—		0.03	0.00
Impairment charges, net of tax	0.12		—		—		0.13	0.39
Valuation allowance on deferred tax assets	1.56		—		—		1.57	—
Adjusted (loss) income from continuing operations per diluted share (h)	(0.01)		(0.10)		0.05		0.01	(0.28)
Income (loss) from discontinued operations per diluted share	0.01		(0.21)		(0.02)		0.07	(0.70)
Adjusted net income (loss) per diluted share (i)	$0.00		$(0.31)		$0.03		$0.08	$(0.98)

Weighted average common shares outstanding - diluted	31,085		30,902		31,161		31,009	30,843

Cross Country Healthcare, Inc.
Consolidated Balance Sheets (j)
(Unaudited, amounts in thousands)

	December 31,		December 31,
	2013 (a)		2012
Assets
Current assets:
Cash and cash equivalents	$8,055		$10,463
Accounts receivable, net	60,750		62,674
Deferred tax assets	—		5,983
Income taxes receivable	538		586
Prepaid expenses	6,163		5,580
Insurance recovery receivable	3,886		5,484
Indemnity escrow receivable	3,750		—
Assets held for sale	—		46,971
Other current assets	793		1,049
Total current assets	83,935		138,790
Property and equipment, net	6,170		8,235
Trade names, net	42,301		48,701
Goodwill, net	77,266		62,712
Other identifiable intangible assets, net	26,198		14,492
Debt issuance costs, net	464		1,610
Non-current deferred tax assets	—		22,760
Non-current insurance recovery receivable	10,914		8,210
Non-current security deposits	997		413
Total assets	$248,245		$305,923

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$10,272		$10,130
Accrued employee compensation and benefits	19,148		21,650
Current portion of long-term debt	8,483		33,683
Sales tax payable	2,404		1,545
Liabilities related to assets held for sale	—		2,835
Deferred tax liabilities	535		—
Other current liabilities	4,063		2,744
Total current liabilities	44,905		72,587
Long-term debt	93		176
Non-current deferred tax liabilities	16,849		—
Long-term accrued claims	18,303		16,347
Long-term unrecognized tax benefits	4,013		4,656
Other long-term liabilities	3,415		3,035
Total liabilities	87,578		96,801

Commitments and contingencies

Stockholders' equity:
Common stock	3		3
Additional paid-in capital	246,325		244,924
Accumulated other comprehensive loss	(970)		(3,083)
Accumulated deficit	(84,691)		(32,722)
Total stockholders' equity	160,667		209,122

Total liabilities and stockholders' equity	$248,245		$305,923

Cross Country Healthcare, Inc.
Segment Data (k)
(Unaudited, amounts in thousands)

	Three Months Ended						YOY	Sequential
	December 31,	% of	December 31,	% of	September 30,	% of	% change	% change
	2013 (a)	Total	2012	Total	2013	Total	Fav (Unfav)	Fav (Unfav)

Revenue from services:
Nurse and allied staffing	$71,237	65%	$70,850	63%	$67,448	63%	0.5%	5.6%
Physician staffing	28,865	27%	30,667	28%	31,485	29%	(5.9)%	(8.3)%
Other human capital management services	9,077	8%	10,214	9%	9,115	8%	(11.1)%	(0.4)%
	$109,179	100%	$111,731	100%	$108,048	100%	(2.3)%	1.0%

Contribution income (l)
Nurse and allied staffing (m)	$4,996		$3,590		$5,156		39.2%	(3.1)%
Physician staffing	1,797		2,460		2,191		(27.0)%	(18.0)%
Other human capital management services	(133)		534		55		(124.9)%	(341.8)%
	6,660		6,584		7,402		1.2%	(10.0)%

Unallocated corporate overhead (m)	5,352		5,890		4,937		9.1%	(8.4)%
Depreciation	934		1,107		890		15.6%	(4.9)%
Amortization	610		566		552		(7.8)%	(10.5)%
Acquisition costs (a)	473		—		—		(100.0)%	(100.0)%
Restructuring costs (b)	—		—		109		—%	100.0%
Impairment charges (d)	6,400		—		—		(100.0)%	(100.0)%
(Loss) income from operations	$(7,109)		$(979)		$914		(626.1)%	877.8%

	Year Ended						YOY
	December 31,	% of	December 31,	% of			% change
	2013 (a)	Total	2012	Total			Fav (Unfav)

Revenue from services:
Nurse and allied staffing	$278,973	63%	$277,754	63%			0.4%
Physician staffing	121,371	28%	123,545	28%			(1.8)%
Other human capital management services	37,967	9%	41,336	9%			(8.2)%
	$438,311	100%	$442,635	100%			(1.0)%

Contribution income (l)
Nurse and allied staffing (m)	$19,188		$11,360				68.9%
Physician staffing	8,617		10,652				(19.1)%
Other human capital management services	746		1,944				(61.6)%
	28,551		23,956				19.2%

Unallocated corporate overhead (m)	22,286		22,574				1.3%
Depreciation	3,886		4,905				20.8%
Amortization	2,294		2,263				(1.4)%
Acquisition costs (a)	473		—				(100.0)%
Restructuring costs (b)	484		—				(100.0)%
Legal settlement charge (c)	750		—				(100.0)%
Impairment charges (d)	6,400		18,732				65.8%
(Loss) income from operations	$(8,022)		$(24,518)				67.3%

Cross Country Healthcare, Inc.
Other Financial Data
(Unaudited)

	Three Months Ended						Year Ended
	December 31,		December 31,		September 30,		December 31,	December 31,
	2013 (a )		2012		2013		2013 (a )	2012

Net cash (used in) provided by operating activities (in thousands)	$(2,900)		$4,440		$7,161		$8,659	$10,146

Nurse and allied staffing statistical data:
FTEs (n)	2,531		2,452		2,282		2,420	2,446
Days worked (o)	232,852		225,584		209,944		883,300	895,236
Average nurse and allied staffing revenue per FTE per day (p)	$306		$314		$321		$316	$310

Physician staffing statistical data:
Days filled (q)	18,705		20,290		20,788		80,294	85,001
Revenue per days filled (r)	$1,543		$1,511		$1,515		$1,512	$1,453

(a) On December 2nd, 2013, the Company acquired the operating assets of On Assignment, Inc.’s Allied Healthcare staffing division for an aggregate purchase price of $28.7 million, subject to post-closing adjustments. Results from operations for the month of December were included in the Company's Consolidated Statement of Operations.
(b) Restructuring costs primarily related to senior management employee severance pay.
(c) Legal settlement charge related to an agreement in principle to settle a class action lawsuit that has preliminary been approved by the court in 2014.
(d) Impairment charges in the three months and year ended December 31, 2013, relate to the impairment of trade names acquired in the Company's MDA acquisition, of which $6.2 million was for a trade name in the Company's physician staffing business segment and $0.2 million was for a trade name in the Company's nurse and allied staffing business segment. Impairment charges in the year ended December 31, 2012 relate to impairment of goodwill related to the Company’s nurse and allied staffing business segment.
(e) Loss on early extinguishment and modification of debt relate to the write-off of unamortized net debt issuance costs related to the repayment of term loan and revolver in 2013 and modification fees related to our prior credit facility in the third quarter of 2012.
(f) The Company sold its clinical trial services business on February 15, 2013. The clinical trial services business has been classified as discontinued operations. The transaction resulted in a gain on sale of $4.0 million pretax, or $2.1 million after tax.

(g) Adjusted EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure, is defined as income or loss from operations before depreciation, amortization, acquisition costs, restructuring costs, legal settlement charges, impairment charges and non-cash equity compensation. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to income or loss from operations as an indicator of operating performance. Management uses Adjusted EBITDA as one performance measure in its annual cash incentive program for certain members of its management team. In addition, management monitors Adjusted EBITDA for planning purposes. Adjusted EBITDA, as defined, closely matches the operating measure typically used in the Company's credit facilities in calculating various ratios. Management believes Adjusted EBITDA, as defined, is useful to investors when evaluating the Company's performance as it excludes certain items that management believes are not indicative of the Company's operating performance. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by the Company's consolidated revenue.

(h) Adjusted (loss) income from continuing operations and Adjusted (loss) income from continuing operations per diluted share, both non-GAAP financial measures, are defined by (Loss) income from continuing operations and (loss) earnings per diluted share before acquisition costs, restructuring costs, legal settlement charges, loss on early extinguishment and modification of debt, impairment charges and deferred tax assets valuation allowance. Adjusted (loss) income from continuing operations and Adjusted (loss) income from continuing operations per diluted share should not be considered a measure of financial performance under GAAP and have been provided for consistency and comparability of the December 31, 2013 results with the prior periods. Management believes such measures provide a picture of the Company's results that is more comparable among periods since it excludes the impact of items that may recur occasionally, but tend to be irregular as to timing, thereby distorting comparisons between periods.
(i) Adjusted net income (loss) and Adjusted net income (loss) per diluted share, both non-GAAP financial measures, are defined by Net (loss) income and Net (loss) income per diluted share before acquisition costs, restructuring costs, legal settlement charges, loss on early extinguishment and modification of debt, impairment charges and deferred tax assets valuation allowance. Adjusted net income (loss) and Adjusted net income (loss) per diluted share should not be considered a measure of financial performance under GAAP and have been provided for consistency and comparability of the December 31, 2013 results with the prior periods. Management believes such measures provide a picture of the Company's results that is more comparable among periods since it excludes the impact of items that may recur occasionally, but tend to be irregular as to timing, thereby distorting comparisons between periods.
(j) Certain prior year amounts have been reclassified to conform to the current period's presentation.
(k) Segment data provided is in accordance with the Segment Reporting Topic of the FASB ASC.
(l) Contribution income is defined as income or loss from operations before depreciation, amortization, acquisition costs, restructuring costs, legal settlement charges, impairment charges and corporate expenses not specifically identified to a reporting segment. Contribution income is a financial measure used by management when assessing segment performance.
(m) Certain prior year amounts have been reclassified to conform to the current period's presentation. In 2013, the Company refined its methodology for allocating certain corporate overhead expenses and the nurse and allied staffing expenses to more accurately reflect this segment's profitability.
(n) FTEs represent the average number of nurse and allied contract staffing personnel on a full-time equivalent basis.
(o) Days worked is calculated by multiplying the FTEs by the number of days during the respective period.
(p) Average revenue per FTE per day is calculated by dividing the nurse and allied staffing revenue by the number of days worked in the respective periods. Nurse and allied staffing revenue also includes revenue from permanent placement of nurses.
(q) Days filled is calculated by dividing the total hours filled during the period by 8 hours.
(r) Revenue per day filled is calculated by dividing the applicable revenue generated by the Company's physician staffing segment by days filled for the period presented.

CONTACT:
Cross Country Healthcare, Inc.
William J. Grubbs, 561-237-6202
President and Chief Executive Officer
wgrubbs@crosscountry.com